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                                     [LETTERHEAD]




The Board of Directors
Jacksonville Bancorp, Inc,



We consent to the use of our report dated November 15, 1995 on the consolidated financial statements of Jacksonville Savings and Loan Association and Subsidiary, incorporated herein by reference in the registration statement on Form S-8.



                                                        /S/ HENRY & PETERS, P.C.


Tyler, Texas
December 16, 1996